EXCHANGE OF STOCK AGREEMENT AND PLAN OF REORGANIZATION

                  Exchange of Stock Agreement and Plan of Reorganization dated July 16, 1996 (the "Agreement"), by and between CEEE GROUP CORPORATION ("CEEE"), a Colorado corporation having its principal place for the transaction of business at 51 Hudson Point Lane, Ossining, New York 10562, EDWARD COWLE, residing at 708 3rd Avenue, New York, N.Y. 10017 ("Cowle"), DEWORTH WILLIAMS, residing at 56 West 400 South, Salt Lake City, Utah 84101 ("Williams"), ATLANTIC INTERNATIONAL CAPITAL, LTD., a Delaware corporation having its principal place for the transaction of business at 2200 Corporate Blvd., Suite 317, Boca Raton, Florida 33431 ("Atlantic"), and each of the stockholders of the Corporation listed on Schedule I attached hereto (each, a "Stockholder" and collectively, the "Stockholders").

                               W I T N E S E T H:

                  WHEREAS, the Stockholders represent all stockholders of Atlantic who collectively own 100 shares of common stock, par value $.01 per share, of Atlantic (the "Atlantic Stock") which constitutes all of the issued and outstanding shares of the common stock of Atlantic; and

                  WHEREAS, CEEE currently has an authorized capitalization of at least 10,000,000 shares of Common Stock, $.001 par value per share (the "CEEE Stock") of which 1,500,033 shares are issued and outstanding; and

                  WHEREAS, CEEE desires to acquire from the Stockholders all of the Atlantic Stock in exchange solely for 7,000,000 shares of CEEE Stock (the "Exchange Shares"); and

                  WHEREAS, it is the intention of CEEE that, upon the amendment of the Certificate of Incorporation of CEEE more fully described in Article VII hereof, CEEE will issue to the Stockholders, in the aggregate, an additional 18,183,759 shares (the "Additional Shares") of CEEE Stock as set forth under the column "Number of Additional Shares to be Received on SCHEDULE I; and

                  WHEREAS, it is the intention of CEEE and Atlantic that the exchange of the Corporation Stock for the Exchange Shares constitute a "reorganization" as defined in Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

                  NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, IT IS AGREED as follows:

                                    ARTICLE I
                                EXCHANGE OF STOCK

                  Section 1.1 EXCHANGE OF STOCK. Subject to the terms and conditions of this Agreement, at the "Closing" as such term as defined in
Section 7.1 hereof, the Atlantic Stock shall be exchanged by the Stockholders with CEEE for the Exchange Shares in the respective amounts for each Stockholder set forth opposite his name on Schedule I hereto under the column "Number of Exchange Shares to be Received."

                  Section 1.2 DELIVERY OF CERTIFICATES. At the Closing, the certificates representing all of the outstanding shares of Atlantic Stock duly endorsed to CEEE with signatures guaranteed and with all requisite stock transfer tax stamps affixed, shall be delivered to CEEE. The cost of any transfer tax stamps required to be affixed to any stock certificates shall be paid by Atlantic. Upon delivery by CEEE of the certificates evidencing the Exchange Shares, the Stockholders shall be vested with good and valid title to such Exchange Shares, free and clear of all liens, claims and encumbrances, other than those created by the Stockholders. The Exchange Shares and the Additional Shares shall together constitute approximately 94.012% of the outstanding capital stock of CEEE.

                                   ARTICLE II
                     REPRESENTATIONS AND WARRANTIES OF CEEE

                  CEEE represents and warrants to the Stockholders and Atlantic as follows:

                  Section 2.1 ORGANIZATION AND QUALIFICATION OF CEEE. CEEE is a corporation duly incorporated, duly organized, validly existing and in good standing under the laws of the State of Colorado. CEEE has the corporate power and authority to own or lease and operate all of its properties and assets and to carry on its business as such business in now being conducted and is duly licensed or qualified to do business and is in good standing in all states in which the nature of the business conducted by CEEE or the character or location of the properties and assets owned or leased by it makes such licensing or qualifications necessary and where the failure to qualify would not have a material adverse effect on the conditions (financial or otherwise), operations, properties, assets, liabilities, earnings or business of CEEE or on the enforceability of any contract or commitment referred to in Section 2.14 hereof or give rise to any obligation for taxes. Norman Hoskin and Richard Iamunno, as representatives of Atlantic and the Stockholders (the "Representatives") have received copies of CEEE's Certificate of Incorporation, certified by the Secretary of State of the State of Colorado as of a recent date, and of CEEE's By-Laws, certified

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by its Secretary, which Certificate and By-Laws are complete and correct.

                  Section 2.2 CAPITALIZATION AND OWNERSHIP OF CEEE. The authorized capital stock of CEEE consists of 10,000,000 shares of Common Stock, $.001 par value per share, of which 1,500,033 shares are issued and outstanding. The authorized capitalization is based upon the Amendments to the Articles of Incorporation filed with the State of Colorado on April 10, 1987, in connection with certain Articles of Merger filed the same date, which Articles of Amendment changed the authorized capitalization of CEEE from 10,000,000 shares of $.001 par value common stock, to 100,000,000 shares of $.001 par value common stock. The Merger Agreement to which the Articles of Merger relate was subsequently rescinded by court action, however, no action has been taken by CEEE to notify the State of Colorado of this rescission and no determination has been made as to the effect the rescission shall have on the authorized capitalization. All outstanding shares of CEEE Stock are validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof and free of pre-emptive rights. There are no shares of CEEE Stock issued or outstanding except as referred to above and, except as set forth on SCHEDULE 2.2 hereto, there are no options, calls, subscriptions, warrants, rights, agreements or commitments of any character obligating CEEE, contingently or otherwise, to issue shares of CEEE's capital stock or to register shares of CEEE's capital stock under the Securities Act of 1933, as amended (the "Securities Act"), or any other applicable Federal or state securities laws.

                  Section 2.3 NO VIOLATIONS. The execution and delivery of this Agreement by CEEE will not violate any provisions of CEEE's Certificate of Incorporation or By-Laws, conflict with any law, rule, statute or regulation to which CEEE is subject or violate or result in a default under any agreement to which CEEE is a party or by which it is bound.

                  Section 2.4 SEC FILINGS. CEEE has filed with the Securities and Exchange Commission (the "SEC") all statements and documents which it is required to so file (the "Filings"). CEEE has been subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") since November 15, 1995 (the "Reporting Date"). Copies of all Filings made since the Reporting Date have been provided to the Representatives. All such Filings are accurate and complete in all material respects.

                  Section 2.5 INVESTMENTS. CEEE has not made any investments and does not own any capital stock of any other corporation or other entity.

                  Section 2.6 CONSENTS AND APPROVALS. To the best knowledge of CEEE, no permit, consent, approval or authorization of, or declaration, filing or registration with, any public body or authority or other person, firm or entity is necessary in connection with the execution and delivery by CEEE of this Agreement or the consummation by it of the transactions contemplated hereby.

                  Section 2.7 COMPLIANCE WITH LAW. CEEE holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its business, and has complied and is in compliance with all applicable statutes, laws, ordinances, rules and regulations of all Federal, state, local and foreign governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over it or over any part of its operations and, to the best of its knowledge, currently is not in violation of any thereof, except for such licenses, franchises, permits and authorizations, the lack of which, and for such statutes, laws, ordinances, rules and regulations, non-compliance or violation of which, in any one case or in the aggregate, would not have a materially adverse effect on the condition (financial or otherwise), operations, properties, assets, liabilities, earnings, or business of CEEE, or impair CEEE's ability to consummate the transactions contemplated hereby. In connection with any sale of any securities CEEE has complied with the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, and all rules and regulations of the SEC and the laws, rules and regulations of each state in which such securities are offered for sale.

                  Section 2.8 FINANCIAL STATEMENTS. The Representatives have received copies of the audited financial statements of CEEE for the fiscal years ended December 31, 1994 and December 31, 1995 (the "Financial Statements")
including the related balance sheets, statements of operations, statement of changes in shareholders' equity for such years and the notes thereto, accompanied by the reports of Jones, Jensen & Co., 349 South 200 East, Salt Lake City, Utah 84111, Certified Public Accountants for CEEE. The Financial Statements (a) present fairly the financial position, results of operations and changes in financial position of CEEE, as of the respective dates and for the respective periods indicated, and (b) have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied. The balance sheet of CEEE as of December 31, 1995 reflects no total liabilities (the "Total Liabilities").

                  Section  2.9  EXISTING  CONDITION.   Except  as  disclosed  in
SCHEDULE 2.9 hereto, since the date of the December 31, 1995 Financial Statements, CEEE has not:

                           (a)      incurred any liabilities;

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



                           (b)      sold,  encumbered,  assigned or  transferred
any of its assets;

                           (c)     made or suffered any amendment or termination
of any material agreement, contract, commitment, lease under which CEEE is lessee, or cancelled, modified or waived any significant debts or claims held by it or waived any rights of significant value, whether or not in the ordinary course of business;

                           (d)      suffered  any damage,  destruction  or loss,
whether or not covered by insurance;

                           (e)      suffered any material adverse change in its
business, operations, assets, properties, prospects or condition
(financial or otherwise);

                           (f)      made commitments or agreements for capital
expenditures;

                           (g)      hired any employees;

                           (h)      changed  any  of the  accounting  principles
followed by it or the methods of applying such principles;

                           (i)      entered into any transaction other than this
Agreement; or

                           (j)      issued any shares of its capital stock.

                  Section 2.10 TITLE TO PROPERTIES; LEASEHOLD INTERESTS. CEEE has good and valid title to all properties and assets, real, personal and mixed, free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and other encumbrances and defects of title of any nature whatsoever, except for liens for taxes not yet due and payable.

                  Section 2.11 CONDITION OF TANGIBLE ASSETS. All material items of tangible personal property are in good condition and repair, subject to normal wear and tear, and are usable in the regular and ordinary course of business of CEEE.

                  Section 2.12 BOOKS OF ACCOUNT. The books, records and accounts of CEEE maintained with respect to the business of CEEE accurately and fairly reflect, in reasonable detail, all the transactions and all the assets and liabilities of CEEE. CEEE has not engaged in any transaction, maintained any bank account or used any of its funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the business.

                  Section 2.13 LITIGATION. No litigation, including any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or, to the best of CEEE's knowledge, threatened against CEEE. CEEE is not a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which may materially and adversely affect the business or assets of CEEE.

                  Section 2.14 CONTRACTS AND COMMITMENTS. Except as listed and annexed to SCHEDULE 2.14 hereto, CEEE is not a party to any written or oral:

                           (a)      agreement,  contract or commitment  with any
present or former employee or consultant or for the employment of any person;

                           (b)      agreement  contract  or  commitment  for the
future purchase of, or payment for, equipment, supplies or products, or for the performance of services by a third party except for any agreement, contract or commitment arising in the ordinary course of business;

                           (c)      agreement, contract or commitment to finance
any acquisition of or purchase any asset or to perform any service; or

                           (d)      note,   debenture,   bond,  equipment  trust
agreement, letter of credit agreement, loan agreement or other contract or commitment for the borrowing or lending of money or agreement or arrangement for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other person.

                  Each of the agreements, contracts, commitments, leases, plans and other instruments, documents and undertakings listed on SCHEDULE 2.14 is valid and enforceable in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the rights of creditors generally; CEEE is not in default of the performance, observance or fulfillment of any material obligations, covenant or condition contained therein; and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder; furthermore, except as may be disclosed on SCHEDULE 2.14, no such agreement, contract, commitment, lease, plan or other instrument, document or undertaking, in the reasonable opinion of CEEE, contains any contractual requirement with which there is a likelihood CEEE will be unable to comply.

                  Section 2.15 NO BROKER OR FINDER. CEEE has not dealt with or retained any finder or broker whose fees or expenses have been paid by CEEE or for whose fees or expenses CEEE or Atlantic would be responsible in connection with this Agreement or the transactions contemplated hereby.

                  Section  2.16  PERSONNEL  AND  CERTAIN   AUTHORIZED   PERSONS.
SCHEDULE 2.16 hereto contains a true and complete list of all bank accounts of CEEE and the names of all persons who are authorized signatories with respect to such accounts.

                  Section 2.17 EMPLOYEES; EMPLOYEE BENEFIT PLANS AND ARRANGEMENTS. CEEE has no employees and has not sponsored, maintained or supported, or otherwise been a party to, in default under, or had any liability or accrued obligations under, any plan, program, fund or arrangement, either qualified or non-qualified for Federal income tax purposes, relating to the employees of CEEE, whether for the benefit of a single individual or for more than one individual, and whether or not funded, including, without limitation, any incentive or other benefit arrangement for employees, their dependents and/or their beneficiaries and any "employee pension benefit plan" or "employee welfare benefit plan", as such terms are defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). CEEE has not, at any time, maintained or contributed or been required to maintain or contribute to any "Multi-Employer Plan" as such term is defined in Section 3(37) of ERISA.

                  Section 2.18 COMPLETENESS OF DISCLOSURE. No representation or warranty in this Agreement nor any certificate, statements, document or instrument furnished or to be furnished to the Representatives and Atlantic by CEEE pursuant hereto, or in connection with the negotiation, execution or performance of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not misleading.

                  Section 2.19 TAX MATTERS. CEEE has filed or will file on a timely basis (including all extensions) all tax returns which were required to have been filed, or are hereafter required to be filed up to the Closing Date by it (including, without limitation, all Federal, state, county, local and foreign tax returns) and such returns are complete and accurate in all material respects, and CEEE has paid or provided for all taxes, interest or penalties which have been incurred or are due and payable pursuant to such returns or pursuant to any assessments received by it in connection with such returns. No foreign, Federal, state, local or other taxing authority has provided CEEE with any notice of any questions relating to, or claims asserted for, taxes against CEEE or for which CEEE may be liable. All taxes which CEEE is required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid over to the proper governmental authorities.

                                   ARTICLE III
         REPRESENTATIONS AND WARRANTIES OF ATLANTIC AND THE STOCKHOLDERS

                  A. Atlantic represents and warrants to CEEE as follows:

                  Section 3.1 ORGANIZATION AND QUALIFICATION OF ATLANTIC. Atlantic is a corporation duly incorporated, duly organized, validly existing and in good standing under the laws of Delaware. Atlantic has the corporate power and authority to own or lease and operate all of its properties and assets and to carry on its business as such business is now being conducted and is duly licensed or qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by Atlantic or the character or location of the properties and assets owned or leased by it makes such licensing or qualifications necessary and where the failure to qualify would not have a material adverse effect on the conditions (financial or otherwise), operations, properties, assets, liabilities, earnings or business of Atlantic.

                  Section 3.2 CAPITALIZATION AND OWNERSHIP OF ATLANTIC. The authorized capital stock of Atlantic consists of 100 shares of Common Stock, no par value per share, all of which are issued and outstanding. All outstanding shares of Atlantic Stock are validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof, free of preemptive rights and are owned free and clear of all liens, claims and encumbrances. There are no shares of Atlantic Stock issued or outstanding except as referred to above, and there are no options, calls, subscriptions, warrants, rights, agreements or commitments of any character obliging Atlantic, contingently or otherwise, to issue shares of Atlantic's capital stock or to register shares of Atlantic's capital stock under the Securities Act or any other applicable Federal or state securities laws. The Stockholders are the record and beneficial owners of all of the issued and outstanding shares of Atlantic Stock, free and clear of all liens and encumbrances.

                  Section 3.3 AUTHORITY. Atlantic has the full power and authority to enter into this Agreement and to carry out its obligations hereunder. Other than approval by the Board of Directors and/or stockholders of Atlantic, no proceedings, on the part of Atlantic are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of Atlantic enforceable in accordance with its terms.

                  Section 3.4 CONSENTS AND APPROVALS. No permit, consent, approval or authorization of, or declaration, filing or registration with, any public body or authority or other person, firm or entity is necessary in connection with the execution and delivery by Atlantic or the Stockholders of this Agreement or the consummation by the Stockholders or Atlantic of the transactions contemplated hereby.

                  Section 3.5 COMPLETENESS OF DISCLOSURE. No representation or warranty in this Agreement nor any certificate, Schedule, statements, document or instrument furnished or to be furnished to CEEE by Atlantic pursuant hereto, or in connection with the negotiation, execution or performance of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not misleading.

                  Section 3.6 LITIGATION. No litigation, including any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or, to the best of Atlantic's knowledge, threatened against Atlantic. Atlantic is not a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which may materially and adversely affect the business or assets of Atlantic.

                  Section 3.7 TAX MATTERS. Atlantic has filed or will file on a timely basis (including all extensions) all tax returns which were required to have been filed, or are hereafter required to be filed up to the Closing Date by it (including, without limitation, all Federal, state, county, local and foreign tax returns) and such returns are complete and accurate in all material respects, and Atlantic has paid or provided for all taxes, interest or penalties which have been incurred or are due and payable pursuant to such returns or pursuant to any assessments received by it in connection with such returns. No foreign, Federal, state, local or other taxing authority has provided Atlantic with any notice of any questions relating to, or claims asserted for, taxes against Atlantic or for which Atlantic may be liable. All taxes which Atlantic is required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid over to the proper governmental authorities.

                  B. Each of the  Stockholders  represents  and warrants to CEEE that (i) such Stockholder has such knowledge and experience that such Stockholder is capable of evaluating the merits and risks of acquiring the Exchange Shares and the Additional Shares and of making an informed decision,
(ii) such Shareholder is
acquiring the Exchange Shares and the Additional Shares for investment for such Stockholder's own account and not with a view to, or for resale in connection with, any distribution thereof and understands that the Exchange Shares and the Additional Shares have not been registered under the Securities Act by reason of a specified exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of such Stockholder's intent as expressed herein, and (iii) such Stockholder is an "accredited investor" within the meaning of Rule 501 under the Securities Act or has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment, is able to bear the economic risk of such investment, and at the present time, is able to afford a complete loss of such investment.

                                   ARTICLE IV
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

                  Section 4.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the parties in this Agreement or in any certificate, Schedule, document or instrument furnished hereunder shall survive for two years from the closing of the transactions contemplated hereby.

                                    ARTICLE V
                           AGREEMENTS PENDING CLOSING

                  Section 5.1 AGREEMENT PENDING THE CLOSING. Each of Atlantic and CEEE covenant and agree that, pending the Closing (if the Closing shall not occur on the date hereof) and except as otherwise agreed to in writing by the other parties:

                           (a)  BUSINESS IN THE  ORDINARY  COURSE.  Its business
shall be conducted solely in the ordinary course.

                           (b)  MAINTENANCE   OF  PHYSICAL   ASSETS.   It  shall
continue to maintain and service the physical assets used in the conduct of its business in the same manner as has been its consistent past practice.

                           (c)  EMPLOYEES  AND  BUSINESS  RELATIONS.   It  shall
continue to maintain its business relations and relations with its employees, if any, in the same manner as has been its consistent past practice.

                           (d)  COMPLIANCE  WITH LAW.  ETC. It shall comply with
all laws, ordinances, rules, regulations and orders applicable to it or their operations, assets or properties in respect thereof, the noncompliance with which might materially

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
affect its business or assets including, without limitation in the case of CEEE the filing of all reports required by the Securities Act and the Exchange Act.

                           (e)  COOPERATION.  It shall  cooperate with the other
parties to this Agreement and use its best efforts to cause all of the conditions to the obligations on its part to be performed under this Agreement to be satisfied on or prior to the Closing Date.

                           (f)  SALES OF  ASSETS;  NEGOTIATIONS.  It shall  not,
directly or indirectly, sell or encumber all or any part of its assets, other than in the ordinary course of business consistent with past practice, or initiate or participate in any discussions or negotiations or enter into any agreement to do any of the foregoing.

                           (g)  ACCESS.  Each of Atlantic and CEEE shall give to
the other's officers, employees, counsel, accountants and other representatives free and full access to and the right to inspect, during normal business hours, all of the premises, properties, assets, records, contracts and other documents relating to it and shall permit the other to consult with its officers, employees, accountants, counsel and agents for the purpose making such investigation as it desires to make, provided that such investigation shall not unreasonably interfere with its business operations.

                           (h)  PRESS RELEASES. Except as required by applicable
law, no party hereto shall give notice to third parties or otherwise make any public statement or releases concerning this Agreement or the transactions contemplated hereby except for such written information as shall have been approved in writing as to form and content by all parties hereto.

                           (i)  CONFIDENTIALITY.  Pending the Closing and except
as required by applicable law or otherwise agreed to in writing unless and until the Closing has been consummated, it will hold, and shall cause its counsel, agents and independent representatives to hold in confidence any confidential data or information made available to it in connection with this Agreement with respect to which it shall use the same standard of care to protect such confidential data or information as is used to protect its own confidential information. If the transactions contemplated by this Agreement are not consummated, it agrees that it shall (i) return or cause to be returned to the party furnishing such data or information all written materials and all copies thereof that were supplied to it; and (ii) continue to hold in confidence all such confidential information and data.

                                   ARTICLE VI
                       CONDITIONS PRECEDENT TO THE CLOSING

                  Section 6.1 CONDITIONS PRECEDENT TO ATLANTIC'S OBLIGATIONS. All obligations of Atlantic and the Stockholders' under this Agreement are subject to the fulfillment or satisfaction, and CEEE covenants and agrees to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent:

                           (a)  REPRESENTATIONS  AND  WARRANTIES  TRUE AS OF THE
CLOSING DATE. The representations and warranties of CEEE and Cowle contained in this Agreement or in a Schedule, certificate or document delivered by CEEE to Atlantic or the Representatives pursuant to the provisions hereof shall be true on the date hereof without regard to any updates furnished by CEEE after the date hereof and shall be true on the Closing Date with the same effect as though such representations and warranties were made as of such date.

                           (b)  COMPLIANCE WITH THIS AGREEMENT.  CEEE shall have
performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

                           (c)  NO  THREATENED  OR  PENDING  LITIGATION.  On the
Closing Date, no suit, action or other proceeding, or injunction or final judgment relating thereto, shall be threatened or be pending before any court or government or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or threatened.

                           (d)  CONSENTS  AND  APPROVALS.  All of  the  consents
required to carry out the transactions contemplated hereunder have been obtained.

                           (e)  MATERIAL  ADVERSE  CHANGES.  There  has  been no
material adverse change in the business, operations, assets or properties of CEEE.

                           (f)  APPROVAL  OF  COUNSEL;  CORPORATE  MATTERS.  All
actions, proceedings, resolutions, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall have been approved on the Closing Date by counsel Atlantic in the exercise of their reasonable judgment.

                           (g)  COUNSEL  OPINION.  Atlantic  shall have received
from Colorado counsel for CEEE an opinion, reasonably acceptable to counsel for Atlantic, to the effect that (i) the issuance of the Exchange Shares does not require the approval of the stockholders of CEEE, (ii) CEEE has the corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby and (iii) CEEE is duly incorporated and is validly existing as a corporation in good standing under the laws of Colorado.

                           (h)  CERTIFICATES.  CEEE shall have  delivered to the
Stockholders certificates for the Exchange Shares and CEEE shall also have delivered to the Stockholders such other documents, instruments, certifications and further assurances as its counsel may reasonably require.

                           (i)  DIRECTORS  AND   OFFICERS.   The  directors  and
officers of CEEE shall have resigned and CEEE shall have caused those directors and officers designated by the Representatives to be appointed.

                           (j)  NO  LIABILITIES.  CEEE shall have no liabilities
or obligations, either accrued, absolute, contingent or otherwise except for its ongoing obligation to file periodic reports with the SEC. For purposes of this Agreement, the terms "liabilities" shall include, without limitation, any direct or indirect indebtedness, guaranty, endorsement, indemnity, claim, loss, damage, deficiency, cost, expense, or obligation, fixed or unfixed, choate or inchoate, liquidated or un-liquidated, secured or unsecured or a reserve for any of the foregoing.

                           (k)  FORMS 10-K AND 10-Q.  CEEE shall have filed with
the SEC an Annual Report on Form 10-K for the year ended December 31, 1995 and a Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

                  Section 6.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF CEEE. All obligations of CEEE under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent:

                           (a)  REPRESENTATIONS  AND  WARRANTIES  TRUE AS OF THE
CLOSING DATE. The representations and warranties of Atlantic contained in this Agreement or in any list, certificate or document delivered by the Representatives or Atlantic to CEEE pursuant to the provisions hereof shall be true on the Closing Date with the same effect as though such representations and warranties were made as of such date.

                           (b)  COMPLIANCE WITH THIS  AGREEMENT.  Atlantic shall
have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

                           (c)  NO  THREATENED  OR  PENDING  LITIGATION.  On the
Closing Date, no suit, action or other proceeding, or injunction of final judgment relating thereto, shall be threatened or be pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or threatened.

                           (d)  MATERIAL ADVERSE CHANGES.  There shall have been
no material adverse changes in the business, operations, assets or properties of Atlantic.

                           (e)  APPROVAL  OF  COUNSEL;  CORPORATE  MATTERS.  All
actions, proceedings, resolutions, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall have been approved on the Closing Date by counsel for CEEE in the exercise of its reasonable judgment.

                           (f)  CERTIFICATES.  The  Representatives  shall  have
delivered to CEEE one or more certificates for Atlantic Stock and the Representatives shall have also delivered to CEEE such other documents, instruments, certifications and further assurances as its counsel may reasonably require.

                                   ARTICLE VII
                           CLOSING, FURTHER ASSURANCES
                            AND CONDITIONS SUBSEQUENT

                  Section 7.1 CLOSING. The Closing (the "Closing") of the exchange of Atlantic Stock and the Exchange Shares shall take place at the offices of Olshan Grundman Frome & Rosenzweig, 505 Park Avenue, New York, New York 10022 on the date hereof or such other date as may be mutually agreed upon in writing by the parties hereto. The date of the Closing is sometimes herein referred to as the "Closing Date".

                  Section 7.2 ACTS TO BE PERFORMED BY CEEE FOLLOWING THE CLOSING. Following the Closing, CEEE shall:

                           (a)  Cause there to be held a meeting of stockholders
of CEEE at which (i) the name of CEEE shall be changed to "Atlantic International Entertainment, Ltd.", or such other name as the Representatives shall request (ii) the authorized capital stock of CEEE shall be increased to 110,000,000 shares of CEEE Stock authorized (the "Capital Authorization"), and
(iii) all of the CEEE Stock outstanding

(including the Exchange Shares and the Additional Exchange Shares) shall be split 1 for 3;

                           (b)  Immediately following the Capital Authorization,
cause to be issued to the Stockholders the Additional Shares.

                           (c)  change the  address of its  principal  executive
offices and to take all actions necessary to qualify to transact business in the jurisdiction thereof and all other jurisdictions in which the nature of the business conducted by CEEE or the character or location of the properties and assets owned or leased by it make such qualification necessary, except where the failure to so qualify would not have a material adverse effect on CEEE; and

                           (d)  execute the  appropriate  certificates  and make
the appropriate public filings to effectuate each of the foregoing actions.

                           (e)  pay to each of Cowle and  Williams  $25,000 upon
the sale by CEEE of greater than $500,000 of securities.

                  Section 7.3 FURTHER ASSURANCES. Each of the parties from time to time after the Closing, at the other's request, will execute, acknowledge and deliver to the other such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as the other may reasonably require in order to vest more effectively Atlantic Stock, the Exchange Shares and the Additional Shares, as the case may be, in the owner thereof. Each of the parties hereto will cooperate with the other and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

                                  ARTICLE VIII
                                  MISCELLANEOUS

                  Section 8.1  TERMINATION.

                           (a)  Anything  herein or  elsewhere  to the  contrary
notwithstanding,   this  Agreement  may  be  terminated  by  written  notice  of termination at any time before the Closing Date only as follows:

                           (i)   by   mutual    consent   of    Atlantic,    the
Representatives and CEEE;

                           (ii)  by the Stockholders and Atlantic at any time if
the representations and warranties of CEEE and Cowle were materially incorrect when made;

                           (iii) by CEEE at any time if the  representations and
warranties of Atlantic were materially incorrect when made; or

                           (iv)  by  any  party   hereto  if  the   transactions
contemplated by this Agreement do not close on or before July 31, 1996 unless extended in writing by mutual agreement of the parties hereto.

                           (b)   In the event of the termination and abandonment
hereof pursuant to the provisions of this Section 8.01, this Agreement, except as provided in this Section 8.01(b) shall become void and have no effect, without any liability on the part of any of the parties or their directors or officers or stockholders in respect of this Agreement. Notwithstanding any such termination and abandonment, the provisions of Section 5.01(i) regarding confidential information shall remain binding upon the parties hereto.

                  Section 8.2 BROKERS' AND FINDERS' FEES. Each party represents and warrants to the other that all negotiations relative to this Agreement have been carried on by it directly without the intervention of any person, and each of the parties agree to indemnify and hold the other harmless against any and all claims, losses, liabilities and expenses which may be asserted against or incurred by it as a result of its dealings, arrangements or agreements with any such person.

                  Section 8.3 INCOME, SALES, TRANSFER AND DOCUMENTARY TAXES; ETC. Atlantic shall pay all Federal, state and local income taxes, if any, due as a result of the purchase, sale or transfer of the Exchange Shares, the Additional Shares and the Atlantic Stock in accordance herewith.

                  Section 8.4 EXPENSES. Each party hereto shall pay its own expenses incidental to the preparation of this Agreement and the transactions contemplated hereby.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first above written.

                                        ATLANTIC INTERNATIONAL CAPITAL,
                                        LTD.


                                        By:/S/ RICHARD IAMUNNO
                                           -------------------
                                              Richard Iamunno
                                              President


                                        CEEE GROUP CORPORATION



                                        By:/S/ EDWARD A. COWLE
                                           -------------------
                                              Edward A. Cowle
                                              President and Chief
                                              Executice Officer

                                        /S/ NORMAN HOSKIN
                                        -----------------
                                        Norman Hoskin

                                        THE KUNNI LEMMEL TRUST


                                        By:/S/ HILDEBERTO S. DEFRIAS
                                           -------------------------
                                               HILDEBERTO S. DEFRIAS
                                               Trustee


                                        By:/S/ JOSEPH E. WAKEFIELD
                                           -------------------------
                                               JOSEPH E. WAKEFIELD
                                               Trustee


                                        THE AWIXA TRUST


                                        By:/S/ HILDEBERTO S. DEFRIAS
                                           -------------------------
                                               HILDEBERTO S. DEFRIAS
                                               TRUSTEE


                                        By:/S/ JOSEPH E. WAKEFIELD
                                           -------------------------
                                               JOSEPH E. WAKEFIELD
                                               TRUSTEE


                                           /S/ ROBERT H. FRIEDMAN
                                           ----------------------
                                           Robert H. Friedman


                                        CENTERLINE ASSOCIATES



                                        By:/s/JEANNE WILLIAMS
                                           ------------------
                                              JEANNE WILLIAMS
                                              President
                                      -17-

                                        /S/ EITHNE WILMOTT
                                        ------------------
                                            Eithne Wilmott

                                        /S/ EDWARD COWLE
                                        ------------------
                                             Edward Cowle

                                        /S/ DEWORTH WILLIAMS
                                        --------------------
                                            DeWorth Williams

                                        /S/ JAMES DOUGHERTY
                                        -------------------
                                            James Dougherty

                                   SCHEDULE I


                                                                      Number of         Number of
                                              Number of               Exchange          Additional         Total Number
                                              Shares of             Shares to be       Shares to be        of Shares to
      Name of Stockholder                   Atlantic Held             Received           Received          be Received
-----------------------------------         -------------        ----------------      ------------      ---------------
Norman Hoskin                                    13.5               945,000            2,454,587              3,399,587
2200 Corporate Blvd.
Suite 317
Boca Raton, FL 33431

THE KUNNI LEMMEL                                 30.0             2,100,000            5,454,638              7,554,638
TRUST
c/o Norman Hoskin
2200 Corporate Blvd.
Boca Raton, FL 33431

Richard Iamunno                                  13.5               945,000            2,454,587              3,399,587
2200 Corporate Blvd.
Suite 317
Boca Raton, FL 33431

THE AWIXA TRUST                                  30.0             2,100,000            5,454,638              7,554,638
c/o Richard Iamunno
2200 Corporate Blvd.
Suite 317
Boca Raton, FL 33431

Robert Frome                                      1.23              86,100               224,472                308,572
505 Park Avenue
New York, NY 10022

Robert Friedman                                    .25              17,500                44,214                 61,714
505 Park Avenue
New York, NY 10022


                                                                      Number of         Number of
                                              Number of               Exchange          Additional         Total Number
                                              Shares of             Shares to be       Shares to be        of Shares to
      Name of Stockholder                   Atlantic Held             Received           Received          be Received
-----------------------------------         -------------        ----------------      ------------      ---------------
Centerline                                        4.9              343,000               891,427              1,234,427
Associates, Inc.
Jeanne Williams
850 E. Palm Ave
Boca Raton, FL 33432

Eithne Wilmott                                     .07               4,900                13,696                 18,596
1234 S. Military
Trail, #1812
Deerfield Beach, FL
33442

Edward Cowle                                      2.085            145,950               379,050                525,000
708 3rd Avenue
New York, NY 10017

DeWorth Williams                                  2.085            145,950               379,050                525,000
56 West 440 South
Salt Lake City, UT
84101

James Dougherty                                   2.38             166,600               433,400                600,000
629 Sea Pineway B2
West Palm Beach, FL
33415

                                  SCHEDULE 2.2


                                      None

                                  SCHEDULE 2.9


                                      None

                                  SCHEDULE 2.14

1. Appointment of Transfer Agent and Agreement between CEEE Group Corporation and Interstate Transfer Company.

                                  SCHEDULE 2.16


                                      None


                                      -24-